UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2017

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Special Meeting of Stockholders of Lonestar Resources US Inc. (the “Company” or “Lonestar”) held on November 3, 2017, a total of 15,857,922 shares of the Company’s Class A Voting Common Stock were present in person or represented by proxy, representing approximately 73% percent of the Company’s outstanding Class A Common Stock (“Class A Common Stock”) as of the September 12, 2017 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on September 13, 2017.

Proposal 1 — To approve, for purposes of complying with NASDAQ Listing Rule 5635(d)(2), the issuance of shares of our Class A Voting Common Stock issuable upon conversion of all shares of our Series A-1 Convertible Participating Preferred Stock and Series A-2 Convertible Participating Preferred Stock (upon their conversion to shares of Series A-1 Convertible Participating Preferred Stock) issued or issuable pursuant to the Amended and Restated Securities Purchase Agreement, dated as of June 15, 2017, by and between Lonestar and Chambers Energy Capital III, LP (the “Chambers SPA”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
15,804,607	20,505	32,810	0

Proposal 2 — To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 at the time of the Special Meeting.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
15,700,523	124,413	32,986	0

Based on the foregoing votes, Proposals 1 and 2 were approved.

Item 8.01 Other Events

Conversion of Series B Convertible Preferred Stock

On November 3, 2017, and in accordance with the Certificate of Designations of Series B Convertible Preferred Stock of the Company (the “Series B Certificate of Designations”), all of the outstanding shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) were converted (the “Series B Conversion”) on a one-to-one basis into shares of the Company’s Class A Common Stock. The Series B Preferred Stock was originally issued to Battlecat Oil & Gas, LLC and SN Marquis LLC, pursuant to a transaction with each party, each as described more fully in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2017 (the “June 21st 8-K”), and incorporated into this Item 8.01 by reference.

Pursuant to the Series B Conversion, 2,684,632 shares of Class A Common Stock were issued (the “Conversion Shares”), and immediately following such conversion, none of the Company’s Series B Preferred Stock remained outstanding. The Conversion Shares are currently unregistered and will be registered pursuant to a Registration Statement on Form S-3, which registers, among other shares, the Conversion Shares. Following the Series B Conversion, there were a total of 24,506,647 shares of Class A Common Stock issued and outstanding.

Conversion of Series A-2 Convertible Preferred Stock

On November 3, 2017, and in accordance with the Certificate of Designations of Convertible Participating Preferred Stock, Series A-2 of the Company (the “Series A-2 Certificate of Designations”), all of the outstanding shares of the Company’s Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Preferred Stock”) were converted (the “Series A-2 Conversion”) on a one-to-one basis into shares of the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”). The Series A-2 Preferred Stock was originally issued to Chambers Energy Capital III, LP, pursuant to the Chambers SPA, as described more fully in the June 21st 8-K.

Pursuant to the Series A-2 Conversion, 76,577 shares of Series A-1 Convertible Preferred Stock were issued, and immediately following such conversion, none of Series A-2 Preferred Stock remained outstanding and an aggregate of 82,120 Series A-1 Preferred Stock were issued and outstanding.

The foregoing descriptions of the Series B Certificate of Designations, the Series A-2 Certificate of Designations and the respective conversions contemplated thereby do not purport to be complete, and are qualified in their entirety by reference to the full text of each respective certificate of designations, which are filed as Exhibits 3.1 and 3.3, respectively, to the June 21st 8-K and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: November 7, 2017	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

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